UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2004

Commission file number  000-31353

T.Z.F. INTERNATIONAL INVESTMENTS, INC.
(Exact Name of small business issuer as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	88-0404186 (I.R.S. Employer Identification No.)

1218-1030 West Georgia Street, Vancouver, BC Canada V6E 2Y3
(Address of principal executive offices)

604.682.3818
(Issuer's telephone number)

Item 5. Other Events

In an internal review conducted recently by T.Z.F. International Investments, Inc. (the "Company") of certain periodic and current reports filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities and Exchange Act of 1934 (the "Exchange Act"), the Company discovered that there may have been some inconsistencies or inaccuracies in those periodic and current reports. As a result, the Company intends to conduct a thorough review of all of the Company's periodic and current reports filed with the Commission, including the financial statements attached thereto. If necessary, the Company will file amendments to the filed periodic and current reports to address or correct any inconsistencies or inaccuracies that are found in such reports. After such review is completed and any and all inconsistencies and inaccuracies are remedied, the Company will file its outstanding period reports with the Commission.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

By:

/s/ Xin Chen
Xin Chen, President and Chairman
(Principal Executive Officer)

Date: April 22, 2004